Exhibit 21.1
Subsidiaries of the Registrant

 Name of Subsidiary                                                Jurisdiction of Incorporation
 ------------------                                                -----------------------------
 Topro Systems Integration, Inc.                                   Colorado

 Management Design & Consulting Services, Inc.                     Georgia

 Advanced Control Technology, Inc.                                 Oregon

 Visioneering Holding Corp.                                        California

 All-Control Systems, Inc.                                         Pennsylvania
